Exhibit 99.1

Excerpts from Preliminary Financing Materials of Dollar Tree, Inc.

As used in these excerpts, except where otherwise specified or unless the context otherwise requires, the terms “Family Dollar,” the “Company,” “we,” “us,” and “our” refer to Family Dollar Stores, Inc., a Delaware corporation, and its consolidated subsidiaries, the term “Dollar Tree” refers to Dollar Tree, Inc., a Virginia corporation, and its consolidated subsidiaries. As used in these excerpts, the term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of July 27, 2014, as amended by amendment no. 1 on September 4, 2014, and as it may be further amended from time to time, by and among Dollar Tree, Family Dollar and Dime Merger Sub, Inc., a wholly owned subsidiary of Dollar Tree, the term “Acquisition” refers to the proposed acquisition by Dollar Tree of Family Dollar pursuant to the Merger Agreement and references to the “combined company” as used in these excerpts refer to Dollar Tree and its consolidated subsidiaries after giving pro forma effect to the Acquisition. You should not assume that the information set forth below is accurate as of any date other than January 26, 2015.

Recent Financial Performance

The following sets forth preliminary unaudited financial information for Family Dollar for the fiscal month ended January 3, 2015 and the corresponding fiscal month of the previous fiscal year. The information set forth below is subject to change or standard end-of-period adjustments in connection with the finalization of financial statements for Family Dollar’s fiscal quarter ending February 28, 2015.

Consolidated net sales for the fiscal month ended January 3, 2015 increased 3.6% to $1.21 billion from $1.17 billion in the corresponding fiscal month of the previous fiscal year. Consolidated same-store sales increased 1.2% compared to a 3.0% decrease in the corresponding prior year fiscal month.

Gross profit increased 5.4% to $422.5 million from $401.0 million in the corresponding prior year fiscal month. As a percent of sales, gross margin increased by approximately 59 basis points to 34.91%. The primary contributors to the increase were fewer markdowns, increased purchase markups, and less freight expense. These benefits were partially offset by the sales mix shift to lower-margin consumables.

Selling, general and administrative expenses were 24.6% of sales compared to 24.4% of sales in the corresponding prior year fiscal month. The results for the fiscal month ended January 3, 2015 included $1.2 million in acquisition-related costs associated with the Acquisition. Excluding acquisition-related costs, selling, general and administrative costs were 24.5% of sales, a 10 basis point increase compared to the corresponding prior year period. The increase as a percent of sales was primarily attributable to increased occupancy costs (rent, depreciation) as well as increased supplies and advertising. These negative impacts were partially offset by lower insurance, maintenance, and professional fees.

We opened 34 stores, renovated, expanded or relocated 30 stores, and closed 15 stores during the fiscal month. Retail selling square footage increased to 58.8 million square feet, a 1.3% increase compared to 58.0 million square feet as of the end of the corresponding prior year period.

In the event that the date on which the Acquisition occurs is after the filing deadline for our Quarterly Report on Form 10-Q for the fiscal quarter ending February 28, 2015, our unaudited consolidated financial statements for the fiscal quarter ending February 28, 2015 will be included in such Quarterly Report, which will be filed with the SEC if required by applicable law or SEC rules. The final consolidated financial results for the fiscal quarter ending February 28, 2015 will include results for the fiscal month ended January 3, 2015 and may vary from our expectations and may be materially different from the preliminary financial information provided above. This preliminary financial data is subject to customary end-of-quarter changes or accruals and may change from what has been presented. The preliminary financial data included above has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Certain Historical Consolidated Financial Data

The following table presents a reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure to adjusted EBITDA, for the Company as of and for the years ended August 30, 2014, August 31, 2013 and August 25, 2012. Fiscal 2013 included 53 weeks, commensurate with the retail calendar, while all other fiscal years reported in the table contain 52 weeks. This information has been derived from our audited consolidated financial statements. Historical financial data as of and for the quarter ended November 29, 2014 and November 30, 2013 have been derived from our unaudited consolidated condensed financial statements that include, in management’s opinion, all normal recurring accruals considered necessary to present fairly the results of operations and financial condition of the Company for the periods and at the dates presented. Operating results for the quarter ended November 29, 2014 are not necessarily indicative of the results that can be expected for the year ending August 29, 2015.

The information set forth below is only a summary that you should read together with our historical consolidated financial statements and the related notes included in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Historical results are not necessarily indicative of any results to be expected in the future.

Amounts in the following table are in millions.

	Year ended			Quarter ended		Four quarters ended
	August 25, 2012	August 31, 2013	August 30, 2014	November 30, 2013	November 29, 2014	November 29, 2014
Adjusted EBITDA reconciliation
Net income	$422.2	$443.6	$284.5	$78.0	$41.4	$247.9
Plus: Earnings (loss) attributable to non-controlling interest	—	—	—	—	—	—
Plus: Provision for income taxes	241.7	247.1	138.3	42.8	29.6	125.1
Plus: Interest expense	25.1	25.9	30.0	6.9	7.7	30.8
Less: Interest income	0.9	0.4	0.2	—	—	0.2
Plus: Depreciation and amortization	213.8	239.5	265.5	61.7	69.7	273.5
EBITDA	$901.9	$955.7	$718.1	$189.4	$148.4	$677.1
Plus: Goodwill impairment charge	—	—	—	—	—	—
Plus: Asset impairment charge	—	—	—	—	—	—
Plus: Merger fees	—	—	9.4	—	8.9	18.3
Plus: Restructuring charges	—	—	90.1	—	—	90.1
Plus: Stock-based compensation	15.9	16.3	15.4	5.5	2.8	12.7
Adjusted EBITDA	$917.8	$972.0	$833.0	$194.9	$160.1	$798.2

Risk Factors

The preliminary financing materials contain updates to the following risk factors presented in the Company’s Annual Report on Form 10-K for the fiscal year ended August 30, 2014.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits, synergies and cost savings of the Acquisition may not be realized, including as a result of the challenges Family Dollar has been recently experiencing as a stand-alone company.

Family Dollar and Dollar Tree have operated and, until the completion of the Acquisition, will continue to operate, independently. The success of the Acquisition, including anticipated benefits, synergies and cost savings, will depend, in part, on Dollar Tree’s ability to successfully combine and integrate the businesses of Dollar Tree and Family Dollar. It is possible that the pendency of the Acquisition and/or the integration process could result in the loss of key employees, higher than expected costs, litigation relating to the Acquisition, diversion of management attention of both Family Dollar and Dollar Tree, increased competition, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits and cost savings of the Acquisition. If Dollar Tree experiences difficulties with the integration process, the anticipated benefits of the Acquisition may not be realized fully or at all, or may take longer to realize than expected. Family Dollar’s first quarter of fiscal year 2015 experienced increased pressures on merchandise margin, deleveraging of expenses and increased professional fees, and such conditions may continue in the remainder of fiscal year 2015. Moreover, Family Dollar has recently experienced turnover in its corporate offices and may continue to do so during the pendency of the Acquisition and/or integration process. Each of these factors, among others, could negatively impact the actual benefits realized in the Acquisition. Furthermore, integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Dollar Tree and Family Dollar during this transition period and for an undetermined period after completion of the Acquisition on the combined company. In addition, the actual cost savings of the Acquisition could be less than anticipated.

In order to complete the Acquisition, Dollar Tree and Family Dollar must make certain governmental filings and obtain certain governmental authorizations, and if such filings and authorizations are not made or granted or are granted with conditions, completion of the Acquisition may be jeopardized or the anticipated benefits of the Acquisition could be reduced.

Although Dollar Tree and Family Dollar have agreed in the Merger Agreement to use their reasonable best efforts, subject to certain limitations, to make certain governmental filings and obtain the required expiration or termination of the waiting period under the HSR Act, there can be no assurance that the waiting period under the HSR Act will expire or be terminated. As a condition to granting termination of the waiting period under the HSR Act, governmental authorities may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of Dollar Tree’s business after completion of the Acquisition. Under the terms of the Merger Agreement, subject to certain exceptions, Dollar Tree and its subsidiaries are required to accept certain conditions and take certain actions imposed by governmental authorities that would apply to, or affect, the businesses, assets or properties of it, its subsidiaries or Family Dollar and its subsidiaries. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions (including requiring divestitures) and that such conditions, terms, obligations or restrictions (including divestitures) will not have the effect of delaying completion of the Acquisition or imposing additional material costs on or materially limiting the revenues of the combined company following the Acquisition, or otherwise adversely affecting business and results of operations of the combined company after completion of the Acquisition. In addition, we can provide no assurance that these conditions, terms, obligations or restrictions will not result in the delay or abandonment of the Acquisition. There can also be no assurance that regulators will not seek to challenge the Acquisition.

Legal Proceedings

The preliminary financing materials contain the following update to the information presented in the Company’s Quarterly Report on Form 10-Q for the quarter ended November 29, 2014 under the heading “Shareholder Litigation.”

No schedule has yet been set for the adjudication of the plaintiffs’ remaining claims for relief in the three putative class action lawsuits that have been filed against Family Dollar, its directors, Dollar Tree and merger sub in the Delaware Court of Chancery.

Post-Acquisition Refinancing of Existing FDO Indebtedness

The preliminary financing materials discuss various debt financing transactions of Dollar Tree anticipated to be entered into in connection with the Acquisition, including Dollar Tree’s incurrence of indebtedness under certain new senior secured credit facilities (the “New Senior Secured Credit Facilities”), the securing of Family Dollar’s existing $300 million of unsecured senior notes due February 1, 2021 (the “Existing 2021 Family Dollar Notes”) equally and ratably with the New Senior Secured Credit Facilities to the extent required by the indenture governing the Existing 2021 Family Dollar Notes, and the refinancing of certain of Dollar Tree’s and Family Dollar’s existing indebtedness. Family Dollar’s $250 million unsecured senior notes due September 27, 2015, its $600 million five-year unsecured revolving credit facility with a syndicate of lenders, entered into on November 13, 2013, and its $300 million four-year unsecured revolving credit facility with a syndicate of lenders, entered into on November 13, 2013, are expected to be refinanced in connection with the consummation of the Acquisition.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed merger between Dollar Tree and Family Dollar, on October 28, 2014, the Securities and Exchange Commission (SEC) declared effective Dollar Tree’s registration statement on Form S-4 that included a definitive proxy statement of Family Dollar that also constitutes a prospectus of Dollar Tree. On October 28, 2014, Family Dollar commenced mailing the definitive proxy statement/prospectus to stockholders of Family Dollar. INVESTORS AND SECURITY HOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Dollar Tree and Family Dollar through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Dollar Tree are available free of charge on Dollar Tree’s internet website at www.DollarTree.com under the heading “Investor Relations” and then under the heading “Download Library” or by contacting Dollar Tree’s Investor Relations Department at 757-321-5284. Copies of the documents filed with the SEC by Family Dollar are available free of charge on Family Dollar’s internet website at www.FamilyDollar.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Family Dollar’s Investor Relations Department at 704-708-2858.

Participants in the Solicitation For the Proposed Dollar Tree/Family Dollar Merger

Dollar Tree, Family Dollar, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Family Dollar common stock in respect of the proposed merger between Dollar Tree and Family Dollar. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger are set forth in the proxy statement/prospectus filed with the SEC. You can also find information about Dollar Tree’s and Family Dollar’s directors and executive officers in Dollar Tree’s definitive proxy statement filed with the SEC on May 12, 2014 and in Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 30, 2014, respectively. You can obtain free copies of these documents from Dollar Tree or Family Dollar using the contact information above.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the unsolicited tender offer and proposals from Dollar General and any other alternative business combination transactions, the financing of the proposed transactions, the benefits, results, effects, timing and certainty of the proposed transactions, future financial and operating results, expectations concerning the antitrust review process for the proposed transactions and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the proposed mergers include, among others: the risk that the merger agreement is terminated as a result of a competing proposal; the risk that regulatory approvals required for either merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of either merger are not satisfied; the risk that the financing required to fund either transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of either merger; uncertainties as to the timing of either merger; competitive responses to either proposed merger; response by activist stockholders to either merger; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s or other potential business combination transaction counterparties’ business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by either merger; uncertainty of the expected financial performance of the combined company following completion of either proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with either proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from either merger; litigation relating to either merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Family Dollar, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 30, 2014, Family Dollar’s Quarterly Report on Form 10-Q for the quarter ended November 29, 2014, and other reports filed by Family Dollar with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Family Dollar undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.